EXHIBIT 2

Transactions in the Shares of Common Stock

Transactions by Mistral Equity Partners, LP

Date of Transaction	Number of Shares Sold	Price per Share ($)
June 17, 2010	59,249	2.65
June 18, 2010	34,851	2.62
June 21, 2010	3,600	2.60
September 22, 2010	72,500	2.36
September 23, 2010	42,900	2.32
September 24, 2010	120,200	2.31
September 27, 2010	9,000	2.33
October 5, 2010	425,400	2.35
October 6, 2010	27,200	2.34

Transactions by Mistral Equity Partners QP, LP

Date of Transaction	Number of Shares Sold	Price per Share ($)
June 17, 2010	21,344	2.65
June 18, 2010	12,556	2.62
June 21, 2010	1,200	2.60
September 22, 2010	26,100	2.36
September 23, 2010	15,500	2.32
September 24, 2010	43,300	2.31
September 27, 2010	3,200	2.33
October 5, 2010	153,200	2.35
October 6, 2010	9,800	2.34

Transactions by MEP Co-Invest, LLC

Date of Transaction	Number of Shares Sold	Price per Share ($)
June 17, 2010	4,407	2.65
June 18, 2010	2,593	2.62
June 21, 2010	300	2.60
September 22, 2010	5,400	2.36
September 23, 2010	3,200	2.32
September 24, 2010	9,000	2.31
September 27, 2010	600	2.33
October 5, 2010	31,500	2.35
October 6, 2010	2,000	2.34